EXHIBIT 10.1
Amendment
To
Loan and Security Agreement
     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered as of June 2, 2009 by and between Silicon Valley Bank (“Bank”) and ATS Medical, Inc., a Minnesota corporation (the “Borrower”) whose address is 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement as set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Amendment to Liquidity Ratio. A portion of Section 6.7(i) of the Loan Agreement reads as follows:
       Commencing January 1, 2009 and each month ending thereafter:
  A ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2)

50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 2.00 to 1.00. Notwithstanding the foregoing, if the amount of Borrower’s Eligible Accounts ever becomes less than 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then part “2” above shall be deemed to read “(2) the lesser of the amount of Borrower’s Eligible Accounts or 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business”, unless the Bank shall consent in writing otherwise.”
The language “equal to or greater than 2.00 to 1.00” contained in said portion of Section 6.7(i) is hereby amended to read “equal to or greater than 1.40 to 1.00” for months commencing with May 1, 2009 and each month thereafter.
          2.2 Conforming Changes to Compliance Certificate. The Bank may make such changes to the Compliance Certificate that are required pursuant to Section 6.2(c) of the Loan Agreement as from time to time may be necessary to conform the Compliance Certificate to any amendments that have been or may hereinafter be made to the Loan Agreement. For purposes of illustration and not by way of limitation, the required Liquidity Ratio as set forth in the Compliance Certificate shall be changed to “1.40:1.00” for months commencing with May 1, 2009 and each month thereafter, to conform with the amendment to the Liquidity Ratio being made pursuant to this Amendment.
     3. Limitation of Amendments.
          3.1 The consents and amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The Third Restated Articles of Incorporation of ATS Medical, Inc. filed with the Minnesota Secretary of State on June 11, 2008, a copy of which was provided to Bank via email on June 18, 2008, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6. Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.
     7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each guarantor named therein.
[Signature page follows]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	ATS Medical, Inc.

By: /s/ Nick Honigman	By: /s/ Michael Kramer
Name: Nick Honigman Title: Relationship Manager	Name: Michael Kramer Title: Chief Financial Officer

Schedule 1
ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY
     Section 1. Each of the undersigned guarantors hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment to Loan and Security Agreement of substantially even date herewith (the “Amendment”).
     Section 2. Each guarantor hereby consents to the Amendment and agrees that its guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.
     Section 3. Each guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the guaranty are true, accurate and complete as if made the date hereof.
Dated as of June 2, 2009

3F THERAPEUTICS, INC.	ATS ACQUISITION CORP.

By: /s/ Michael Dale	By: /s/ Michael Dale
Name: Michael Dale Title: President	Name: Michael Dale Title: President